EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Elias Vamvakas and William G. Dumencu as attorney-in-fact with full power of substitution, severally, to execute in the name and on behalf of each such person, individually, and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) as the attorney-in-fact acting in the premises deems appropriate and to file the same with the Securities and Exchange Commission.

Dated: May 1, 2007

Signature	Title
/s/ Elias Vamvakas_____________________________ Elias Vamvakas	Chief Executive Officer and Chairman of Board of Directors
/s/ William G. Dumencu_________________________ William G. Dumencu	Chief Financial Officer and Principal Accounting Officer
/s/ Jay T. Holmes______________________________ Jay T. Holmes	Director
/s/ Thomas N. Davidson_________________________ Thomas N. Davidson	Director
/s/ Richard L. Lindstrom_________________________ Richard L. Lindstrom	Director
/s/ Georges Noël______________________________ Georges Noël	Director
/s/ Adrienne L. Graves__________________________ Adrienne L. Graves	Director
/s/ Gilbert S. Omenn____________________________ Gilbert S. Omenn	Director